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                                                                   EXHIBIT 5.1

                  [LOGO OF WILSON SONSINI GOODRICH & ROSATI]
                           PROFESSIONAL CORPORATION

                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050        JOHN ARNOT WILSON
                 TELEPHONE 415-493-9300 FACSIMILE 415-493-6811       RETIRED
                                 WWW.WSGR.COM


                               March 20, 1997

CompuRAD, Inc.
1350 North Kolb Road
Tucson, AZ  85715

   Re:  REGISTRATION STATEMENT ON FORM S-8 AND S-3
        -----------------------------------------------

Ladies and Gentlemen:

   We have examined (i) the Registration Statement on Form S-8 and S-3 (the "Registration Statement") to be filed by CompuRAD, Inc., a Delaware corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about March 21, 1997 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of: (A) 167,310 shares of your Common Stock, (the "Common Stock"), reserved for issuance under options granted pursuant to the Company's Stock Option Plan (the "Option Plan"), (B) 400,000 shares of Common Stock reserved for issuance under the Company's 1996 Stock Plan (the "1996 Plan"), (C) 100,000 shares of Common Stock reserved for issuance under the Company's 1996 Employee Stock Purchase Plan (the"Purchase Plan"), (D) 712,500 shares of Common Stock (the "Issued Shares") previously issued under various agreements, (all such shares of Common Stock being hereinafter referred to as the "Shares"), and (ii) the Prospectuses to be dated on or about March 21, 1997 that relate to the Option Plan, the 1996 Plan, the Purchase Plan, and the Issued Shares and to such Registration Statement pursuant to Rule 428(a)(1) promulgated under the Act (the "Prospectuses"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Company under the Option Plan, the 1996 Plan, Purchase Plan, and the proceedings taken and prepared to be taken in connection with the resale of the Issued Shares.

   It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the Shares pursuant to the Registration Statement, the Prospectuses and the Option Plan, 1996 Plan, Purchase Plan, and Issued Shares, the Shares will be legally and validly issued, fully paid and non-assessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, the Prospectuses and any subsequent amendment thereto.

                           Very truly yours,

                           WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation


                           /s/ WILSON SONSINI GOODRICH & ROSATI